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                                                               Exhibit (m)(4)(d)


                                  SCHEDULE A-7
                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS B DISTRIBUTION PLAN

                            EFFECTIVE: JUNE 19, 2000


                                          Sales           Date of Original Plans
Name of Fund Adopting This Plan         Commission           (Inception Date)
-------------------------------         ----------           ----------------

Eaton Vance Floating-Rate High
  Income Fund                              6.25%                  N/A
Eaton Vance Tax-Managed Capital
  Appreciation Fund                        6.25%                  N/A
Eaton Vance Tax-Managed Young
  Shareholder Fund                         6.25%                  N/A